UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2011

Lorillard, Inc.
 (Exact name of registrant as specified in its charter)

DELAWARE	001-34097	13-1911176
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

714 Green Valley Road Greensboro, North Carolina	24708-7018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 335-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2011, the Board of Directors of Lorillard, Inc. (“Lorillard”) elected Dianne Neal Blixt to the Board of Directors as a Class III director. Ms. Blixt will serve on the Audit Committee. The Board of Directors made an affirmative determination that Ms. Blixt is an independent director under the New York Stock Exchange Listing Standards. There are no related party transactions between Ms. Blixt and Lorillard and no arrangements or understandings pursuant to which Ms. Blixt was selected as a director. Ms. Blixt will be granted a 2011 annual non-executive director equity retainer valued at $100,000 on January 5, 2011 and will receive the non-executive director compensation as set forth under “Director Compensation” in Lorillard’s 2010 Proxy Statement filed with the Securities and Exchange Commission on April 5, 2010 and incorporated herein by reference. The annual non-executive director equity retainer is granted in the form of restricted stock with the number of shares of restricted stock determined by dividing the amount of the annual non-executive director equity retainer by the closing price of our Common Stock on the date of grant (rounding up to the nearest whole share). The restricted stock vests in full on the first anniversary of the date of grant if the director continues to serve as a director on such date (or on the earlier of the death or disability of such director). A copy of the press release issued by Lorillard announcing Ms. Blixt’s election to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K (the “Form 8-K”) and is incorporated herein in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated January 5, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORILLARD, INC.
(Registrant)

By: /s/ David H. Taylor
David H. Taylor
Executive Vice President, Finance and Planning
and Chief Financial Officer

Dated: January 5, 2011